Exhibit 31.3

CERTIFICATION OF PERIODIC REPORT UNDER SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Patrick Soon-Shiong, certify that:

1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of NantHealth, Inc.; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2023    By: /s/ Patrick Soon-Shiong
    Dr. Patrick Soon-Shiong
    Chairman, Chief Executive Officer and Director
    (Principal Executive Officer)